Exhibit 99.1


               Genius Products Inc. Announces Operating
                Results for the Third Quarter of 2003

   SAN DIEGO--(BUSINESS WIRE)--Nov. 21, 2003--Genius Products Inc. (OTCBB:GNPI), a producer, publisher and distributor of family entertainment products, including music products under the Baby Genius(TM) and Kid Genius(TM) brand names, licensed music products for well-known children's books, BOZO the Clown(TM) television shows, and AMC(TM) classic movies, today announced the results of its operations for the quarter and nine months ending Sept. 30, 2003. Net revenues for the quarter ending Sept. 30, 2003 were $616,646, a decrease of 23% versus the 2002 results. Net revenues for the nine months ended Sept. 30, 2003 were $1,634,027, a 10% decrease compared to the year earlier period. The net loss for the three and nine month periods ending Sept. 30, 2003 were $769,258, or $.04 per share, and $2,020,473, or $.12 per share, respectively, as compared to net losses of $387,482, or $.03 per share and $1,939,305, or $0.15 per share in the year ending in the third quarter of 2002. Per share results reflect the higher basic and diluted weighted average shares in the current year.
   Klaus Moeller, chairman and CEO of Genius Products Inc., commented, "Among other reasons, our revenues were lower than we anticipated in the third quarter of 2003 because we experienced delays in the development of our new licensed products, that caused further delays in obtaining customer orders and in shipping the new products. However, during the quarter ended September 30, 2003, we did begin shipping several new products, including Guess How Much I Love You(TM) and Rainbow Fish(TM) licensed music products, BOZO the Clown live television shows on video and DVD, and AMC classic movies on DVD. We reached agreements and completed development of several other children's brands that began shipping in October. We are seeking to license other similar audio rights. October's licensed music product shipments included Curious George(TM), Paddington Bear(TM) and Raggedy Ann & Andy(TM). The fourth quarter will include initial shipments of additional new licensed music products such as Spot(TM) and Snowman(TM), as well as additional AMC classic movies. By expanding our product offerings, we have been able to expand our distribution network as additional retailers are willing to sell our new products. We are continuing to strive to become a leading provider of quality family entertainment products and believe that although the third quarter financial results were not positive, we made significant strides in the quarter towards improving future revenues."
   Genius Products Inc. is a multi-brand company, that designs and markets family entertainment products including videos, DVDs, CDs and cassettes. The products are sold under the Baby Genius, Kid Genius, BOZO the Clown, Guess How Much I Love You and other licensed music, and AMC brand names. The company's award-winning products are widely distributed at major retail stores nationwide including Target, Wal-Mart, Toys R Us, Babies R Us, ShopKo, Borders and Best Buy. Promotional partners include, The World Famous San Diego Zoo, Parenting Magazine, Playtex, Fazoli's and Child Magazine.

   Safe Harbor Statement

   Except for historical matters contained herein, the matters discussed in this press release are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements reflect assumptions and involve risks and uncertainties, which may affect Genius Products' business and prospects and cause results to differ from these forward-looking statements. Such risks and uncertainties include the company's ability to obtain additional capital, grow its business, to obtain additional licenses, to meet anticipated release schedules and other matters, which are described in the company's filings with the Securities and Exchange Commission.

                                                  GENIUS PRODUCTS INC.
                                                   Operating Results
                                                 For the Quarter Ended
                                               -----------------------
                                                  9/30/03     9/30/02
                                               ----------- -----------

 Net Revenues                                    $616,646    $799,894

 Costs and Expenses                             1,378,567   1,210,632

 Other                                             (6,537)     23,256
                                               ----------- -----------

 Net Loss                                       $(768,458) $( 387,482)
                                               =========== ===========

 Net loss per share                                $(0.04)     $(0.03)
                                               =========== ===========

 Basic and diluted
 weighted average shares                       18,625,061  15,340,752
                                               =========== ===========

                                                    For the Nine
                                                    Months Ended
                                             -------------------------
                                                9/30/03      9/30/02
                                             ------------ ------------

 Net Revenues                                 $1,634,027   $1,810,421

 Costs and Expenses                            3,643,947    3,815,557

 Other                                           (10,553)      65,831
                                             ------------ ------------

 Net Loss                                    $(2,020,473) $(1,939,305)
                                             ============ ============

 Net loss per share                               $(0.12)      $(0.15)
                                             ============ ============

 Basic and diluted
 weighted average shares                      17,004,758   13,140,589
                                             ============ ============


    CONTACT: Genius Products Inc., San Diego
             Klaus Moeller, 858-793-8840
             klaus.moeller@geniusproducts.com